UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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LECROY CORPORATION

(Name of Registrant as Specified in its Charter)

Not Applicable

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LeCROY CORPORATION

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 18, 2009

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

October 1, 2009

Dear Fellow Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at LeCroy Corporation’s executive offices located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, on Wednesday, November 18, 2009 at 11:00 a.m., Eastern Time, for the following purposes:

1.	To elect two directors to the Board of Directors of the Company, each to serve for a term of three years;

2.	To approve amendments to the Company’s Amended and Restated 1995 Employee Stock Purchase Plan to extend the termination date of the plan to November 30, 2015 and to increase by 800,000 shares the number of shares of Common Stock reserved for issuance under the plan;

3.	To consider and act upon any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on September 23, 2009, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

By order of the Board of Directors,

Sean B. O’Connor

Secretary

EVERY STOCKHOLDER’S VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE LeCROY ANNUAL MEETING. Most shareholders have the choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: THIS PROXY STATEMENT AND OUR 2009 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT http://www.LeCroy.com/AnnualReportProxy.

LeCROY CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

WEDNESDAY, NOVEMBER 18, 2009

Solicitation by Board of Directors

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (“LeCroy,” “Company,” “we,” “our” or “us”) in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on November 18, 2009, at 11:00 a.m., Eastern Time, at our executive offices, at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, and at any adjournment or postponement thereof.

Record Date

The close of business on September 23, 2009, is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Solicitation of Proxies and Mailing Date

This year, instead of solely mailing a printed copy of our proxy materials, including our Proxy Statement and Annual Report filed on Form 10-K to each shareholder, we have decided to provide access to these materials to our shareholders in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about October 1, 2009, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to some of our shareholders and posted our proxy materials on the website referenced in the Notice (http://www.lecroy.com/AnnualReportProxy). As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how to request to receive proxy materials in printed form on an ongoing basis.

Additional solicitations may be made by telephone or in person by our officers, directors or regular employees, who will not receive any additional compensation for such solicitation activities. We have retained Broadridge Investor Communications Solutions, Inc., professional proxy solicitors, to assist with the solicitation. We will pay the entire cost of this proxy solicitation, including Broadridge’s fee, which we expect to be approximately $6,000. Our Annual Report for the fiscal year ended June 27, 2009, containing our audited financial statements and the notes thereto, is being made available to stockholders concurrently with this Proxy Statement.

Shares Outstanding

As of the close of business on September 23, 2009, we had outstanding 12,498,110 shares of Common Stock, $.01 par value. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Voting Rights

The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares that reflect abstentions or “broker non-votes” (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be counted as votes on any proposals at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on Proposal 1 or Proposal 2.

Votes Required

The affirmative vote of the holders of a plurality of the shares of stock present or represented and actually voted at the Annual Meeting is required for the election of directors.

The Board of Directors has unanimously approved and recommends that you vote:

FOR	Each of the nominees for election to the Board of Directors;
FOR	The approval of amendments to the Company’s Amended and Restated 1995 Employee Stock Purchase Plan

Revoking a Proxy

Stockholders may revoke a proxy and change their vote any time before the Annual Meeting. They may vote again on a later date via the Internet or by telephone (only the latest Internet or telephone proxy submitted prior to the Annual Meeting may be counted) or by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

Voting of Proxies

Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specific instructions are given, your shares will be voted for Proposal 1 and Proposal 2 as set forth in the accompanying Notice of the Annual Meeting of Stockholders, and in accordance with the best judgment of the named proxies on any other matters that may properly come before the Annual Meeting.

The Board of Directors knows of no matters, other than Proposal 1 and Proposal 2 to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of September 3, 2009, by (i) each person or group who is known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer described in the section of this Proxy Statement captioned “Executive Officer Compensation” and (iv) all current directors and executive officers of LeCroy as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 3, 2009, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 12,498,110 shares outstanding as of September 3, 2009. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting power and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each of the following stockholders is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

Title of Class	Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Common	State of Wisconsin Investment Board (1) P.O. Box 7842 Madison, Wisconsin 53707	1,207,372	9.7
Common	Royce & Associates, LLC (2) 1414 Avenue of the Americas New York, New York 10019	1,117,036	8.9
Common	Dimensional Fund Advisors LP (3) Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	1,033,039	8.3
Common	Essex Investment Management Company, LLC (4) 125 High Street, 29th Floor Boston, Massachusetts 02110	1,029,355	8.2
Common	Bryant Riley (5) 11100 Santa Monica Blvd., Suite 810 Los Angeles, California 90025	966,949	7.7
Common	Renaissance Technologies, LLC (6) 800 Third Avenue New York, New York 10022	910,600	7.3
Common	Reich & Tang Asset Management, LLC (7) 600 Fifth Avenue New York, New York 10020	640,500	5.1
Common	Thomas H. Reslewic (8)	304,876	2.4
Common	Walter O. LeCroy, Jr. (9)	258,803	2.1
Common	Robert E. Anderson (10)	111,331	*
Common	William G. Scheerer (11)	87,650	*
Common	David C. Graef (12)	81,775	*
Common	Allyn C. Woodward, Jr. (13)	81,261	*
Common	Sean B. O’Connor (14)	79,117	*
Common	Norman R. Robertson (15)	64,261	*
Common	Carmine J. Napolitano (16)	56,524	*
Common	Conrad J. Fernandes (17)	25,478	*
Common	Roberto Petrillo (18)	20,000	*
Common	Robert W. Chlebek (19)	8,500	*
Common	All executive officers and directors as a group (13 persons) (20)		9.8

*	Denotes less than 1% of the outstanding Common Stock
(1)	Based on information contained in a Schedule 13G filed with the SEC on January 30, 2009.
(2)	Based on information contained in a Schedule 13G filed with the SEC on January 26, 2009.
(3)	Based on information contained in a Schedule 13G filed with the SEC on February 9, 2009.
(4)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2009.
(5)	Based on information contained in a Schedule 13G filed with the SEC on March 31, 2009.

Because Riley Investment Management LLC has sole voting and investment power over Riley Investment Partners Master Fund, L.P.’s security holdings and certain managed accounts of its investment advisory clients and Mr. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, Mr. Riley may be deemed to have beneficial ownership of the 366,887 shares of Common Stock held by Riley Investment Partners Master Fund, L.P. and 320,902 shares held in managed accounts by its investment advisory clients. Includes 7,500 shares owned by B. Riley & Co. Retirement Trust. Mr. Riley, in his role as Trustee of the B. Riley & Co. Retirement Trust, controls its voting and investment decisions. Includes 235,400 shares owned by B. Riley & Co., LLC. Mr. Riley is the sole indirect equity owner and Chairman of B. Riley & Co., LLC. Includes 36,260 shares held by Mr. Riley.

(6)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2009.
(7)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2009. Reich & Tang Asset Management, LLC exercises shared voting power and dispositive power over 640,500 shares.
(8)	Includes 130,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(9)	Excludes 4,183 shares of Common Stock held in certain trusts for the benefit of Mr. LeCroy’s family, of which shares Mr. LeCroy disclaims beneficial ownership.
(10)	Includes 40,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(11)	Includes 200 shares held jointly by Mr. Scheerer and his spouse and 67,360 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(12)	Includes 42,100 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(13)	Includes 40,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(14)	Includes 17,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(15)	Includes and 22,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(16)	Mr. Napolitano left the Company on November 19, 2008. Does not include any shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(17)	Includes 146 shares held jointly by Mr. Fernandes and his spouse and 25,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(18)	Includes 5,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(19)	Does not include any shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.
(20)	Includes 414,260 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of September 3, 2009.

PROPOSAL NO. 1—ELECTION OF A CLASS OF DIRECTORS

We have a classified Board of Directors (the “Board”) consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of our directors are listed below with their principal occupations for the last five years.

At the Annual Meeting, two directors are nominated to be elected in Class II, to hold office for three years or until their respective successors were elected and qualified. The remaining directors will continue to serve as set forth below. It is intended that the shares represented by the proxy will be voted for the election of the nominees named below, except where authority has been withheld.

Should such nominees be unable or unwilling to accept nomination or election, it is intended that the proxy will be voted for such other persons as may be nominated by the Nominating/Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LeCROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following sets forth certain information with respect to the nominees and those continuing directors of LeCroy whose terms expire at the Annual Meetings of Stockholders in 2010 and 2011.

NOMINEES FOR ELECTION AS

CLASS II DIRECTORS

FOR A THREE YEAR TERM EXPIRING AT

THE 2012 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
William G. Scheerer (1)(3)	71	Mr. Scheerer joined our Board of Directors in July 1995, as an independent director. He has worked as a management consultant since January 2004. He was President of Performance QUEST LLC, a private consulting company, from January 1997 until December 31, 2003. Mr. Scheerer was Vice President of Kalman Saffran Associates, Inc., a high technology research and development contract company, from March 1997 to January 2001.

Allyn C. Woodward, Jr. (1)	68	Mr. Woodward joined our Board of Directors in June 1998, as an independent director and was elected Chairman of the Board in November 2008. He has worked as an independent consultant since January 2006. He was Vice Chairman of Adams Harkness Financial Group (formerly Adams, Harkness & Hill, Inc.), an institutional research, brokerage and investment-banking firm, from April 2001 to January 2006. Mr. Woodward previously served as President of Adams, Harkness & Hill, Inc. from 1995 to 2001. Mr. Woodward serves as a Director, Chairman of the Compensation Committee, Chairman of the Nominating and Governance Committee, and a member of the Audit Committee and Valuation Committee of Hercules Technology Growth Capital, Inc. He is also a former Director of Viewlogic and Cayenne Software, Inc. Mr. Woodward serves on the board of directors for three private companies and is on the board of advisors of five venture capital firms. He is an Overseer of and Member of the Finance Committee of the Newton Wellesley Hospital. Additionally, Mr. Woodward is on the Board of Overseers and Investment Committee and Finance Committee of Babson College in Babson, MA.

CLASS III DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES AT THE 2010 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
Walter O. LeCroy	74	Mr. LeCroy, who founded our Company, has been a member of our Board of Directors since 1964 and has served as Honorary Chairman of the Board since February 1999. Mr. LeCroy is currently the owner of Imaging Arts Corporation, a photo gallery in Charleston, South Carolina and is also a director of Butler International, Inc.

Robert E. Anderson (2)(3)	68	Mr. Anderson joined our Board of Directors in July 1995, as an independent director. He was President of Omniken, Inc., a private consulting firm, from September 1993 to 2005. Currently, Mr. Anderson is an entrepreneur advisor and is also a director of several private companies.

Thomas H. Reslewic	50	Mr. Reslewic joined our Board of Directors in January 2002. Mr. Reslewic joined us as an employee in 1990 and has served as President and Chief Executive Officer since January 2002. Mr. Reslewic previously served as President from October 2000 until December 2001, and Executive Vice President and Chief Operating Officer from February 1998 until October 2000.

CLASS I DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES AT THE 2011 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
Norman R. Robertson (1)(2)	61	Mr. Robertson joined our Board of Directors in May 2004, as an independent director and is the designated Audit Committee financial expert. Mr. Robertson has been the Senior Vice President, Finance and Administration, and Chief Financial Officer of Progress Software Corporation since May 1996. Massachusetts-based Progress Software Corporation supplies technologies for the development, deployment, integration and management of business applications.

Robert W. Chlebek (2)(3)	65	Mr. Chlebek joined our Board of Directors in November 2008, as an independent director. Mr. Chlebek retired from his role as President—Electronic Instruments of Ametek, Inc. in December 2008 where he had served for 11 years. Ametek, Inc. is an electronic instruments maker based in Pennsylvania. Previously he served as President of Philips Components for Philips, Inc. from 1993-1997. Mr. Chlebek earned a Bachelors of Science in Mathematics and Chemistry from the University of Massachusetts and a Masters of Business Administration from Bryant University.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating/Governance Committee.

CORPORATE GOVERNANCE

We are committed to good business practices and transparency in financial reporting and have long believed that good corporate governance is important to ensure that LeCroy is managed for the long-term benefit of its stockholders. The fundamental premise of our corporate governance is the independent nature of our Board and its commitment and responsibility to our stockholders. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings.

Our corporate governance principles have evolved over the years and we have implemented a number of practices and procedures to strengthen our corporate governance, including the following:

•	adopting Corporate Governance Guidelines;

•	amending the charters for our Audit, Compensation and Nominating/Governance Committees;

•

taking steps to ensure that a majority of the members of our Board of Directors and all of the members of all of the committees of our Board of Directors are independent under NASDAQ listing requirements and SEC rules;

•

maintaining defined selection criteria for new directors and the re-election of present directors to ensure integrity, experience and sound judgment in areas relevant to our business, a proven record of accomplishment, willingness to speak one’s mind and commit sufficient time to the Board, appreciation for long-term interests of stockholders, the ability to challenge and stimulate management and the ability to work well with fellow directors;

•

requiring that the independent members of our Board of Directors meet at least twice annually at regularly scheduled executive sessions at which only they are present (our Chairman of the Board presides over each session);

•

ensuring that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors;

•

revising our code of ethics entitled “Revised Principles of Business Conduct Policy,” which applies to our officers, directors and employees, a copy of which is available on our website and requiring that all of our officers, directors and employees sign certifications with respect to their compliance with Company’s Business Conduct Policy;

•

supporting our Audit Committee in establishing a policy and procedure to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit matters, including a toll-free hotline;

•

establishing a goal that each non-employee member of our Board of Directors own, within three years of fiscal 2006 or within three years after joining the Board, Common Stock of the Company with a value equal to three times their annual cash retainer. As of the date of this filing, each director, other than Mr. Chlebek (who recently joined the Board in November 2008) owned sufficient shares to comply with this goal;

•

encouraging our Board of Directors to attend continuing education relevant to their duties and responsibilities on a periodic basis. During fiscal year 2009, several directors attended seminars, including those conducted by Corporate Directors Group and National Association of Corporate Directors (NACD), among others; and

•	granting our Board of Directors and Board Committees the authority to retain independent advisors.

We will continue to review and, when appropriate, take additional steps in the future to continue to strengthen and develop our corporate governance practices to ensure that we are focused on the long-term benefit of our stockholders.

Structure of the Board of Directors

Attendance at Board and Committee Meetings; Director Independence

During fiscal 2009, the Board of Directors held nine meetings. During the fiscal year, each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings of its committees of which he was a member. Because of the historically very limited stockholder attendance at our annual stockholders’ meetings, it is our policy that directors are not required to attend annual meetings. If a specific issue of likely interest to stockholders arises, one or more of the directors may be required to attend the annual meeting. One of the then-serving directors attended the 2008 Annual Meeting.

The Board has determined that Messrs. Anderson, Chlebek, Dickinson (former Chairman of the Board), Robertson, Scheerer, and Woodward (current Chairman of the Board) are “independent” under the NASDAQ listing standards. Messrs. LeCroy and Reslewic are not “independent” and as a result do not serve on the three standing committees of the Board discussed below.

Committees of the Board

In fiscal 2009, the Board of Directors had a Compensation Committee, Audit Committee and Nominating/Governance Committee. The Board of Directors has determined that all committee members are “independent” under the NASDAQ listing standards. The members and responsibilities of these committees of the Board of Directors are described as follows:

Compensation Committee

Since November 3, 2008, the Compensation Committee consisted of Messrs. William G. Scheerer, Allyn C. Woodward, Jr. and Norman R. Robertson (Chairperson). From June 30, 2008 through November 2, 2008, the Compensation Committee consisted of Messrs. Charles A. Dickinson, William G. Scheerer and Allyn C. Woodward, Jr. (former Chairperson). The principal functions of the Compensation Committee are to review our executive compensation and benefit policies and to administer our stock incentive plans. The Compensation Committee met eleven times during fiscal 2009. A copy of our Compensation Committee Charter is available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Audit Committee

Since November 3, 2008, the Audit Committee consisted of Messrs. Robert E. Anderson (Chairperson), Robert W. Chlebek (newly elected board member in November 2008) and Norman R. Robertson. From June 30, 2008 through November 2, 2008, the Audit Committee consisted of Messrs. Robert E. Anderson (Chairperson), Norman R. Robertson and Allyn C. Woodward, Jr. The Board of Directors has determined that Mr. Robertson is an “audit committee financial expert,” as that term is defined by the SEC, and that each member is “independent,” as that term is used in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Mr. Robertson joined our Board of Directors in May 2004. Mr. Robertson has been the Chief Financial Officer of Progress Software Corporation since May 1996 and holds a Bachelor of Business Administration from the University of Massachusetts and a Master of Business Administration from Boston University. The principal functions of the Audit Committee are to review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees and to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of our financial statements and financial reporting process; our systems of internal accounting and financial controls; our independent registered public accounting firm’s qualifications and independence; and our compliance with ethics policies and legal and regulatory requirements. The Audit Committee met seven times during fiscal 2009. For a description of the Audit Committee’s findings, see “Audit Committee Report” section of this Proxy Statement. The Audit

Committee is governed by a charter approved by the Board of Directors. A copy of our Audit Committee Charter is available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Nominating/Governance Committee

Since November 3, 2008, the Nominating/Governance Committee consisted of Messrs. Robert E. Anderson, Robert W. Chlebek and William G. Scheerer (Chairperson). From June 30, 2008 through November 2, 2008, the Nominating/Governance Committee consisted of Messrs. Robert E. Anderson, William G. Scheerer (Chairperson), and Norman R. Robertson. The primary responsibility of the Nominating/Governance Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we have and follow appropriate governance standards. The principal functions of the Nominating/Governance Committee are to: evaluate the size and composition of our Board of Directors and its committees; establish the criteria for Board membership; identify, evaluate and recommend to our Board of Directors candidates for nomination and election as members of our Board of Directors; identify and recommend Board members qualified to fill vacancies on any committee of the Board of Directors; consider the performance of each director before recommending to the Board his or her nomination for an additional term as director; recommend to the Board of Directors any changes to the Company’s Corporate Governance Guidelines; and monitor and make recommendations to the Board of Directors on matters relating to corporate governance. The Nominating/Governance Committee met three times during fiscal 2009. A copy of our Nominating/Governance Committee Charter is available on our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

The Nominating/Governance Committee considers recommendations for Board of Director nominations from many sources, including stockholders. If a stockholder would like to bring such a recommendation to the Nominating/Governance Committee’s attention, he or she should follow the submission procedures set forth under the Section entitled “Procedures for Submitting Director Recommendations” section of this Proxy Statement. There is no difference in the manner in which the Nominating/Governance Committee evaluates nominees for director based on whether the nominee is recommended by a security holder, other party or executive search firm.

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including any qualifications required by applicable laws, rules, regulations and listing standards. In addition, the Committee considers factors such as judgment, skill, diversity, experience with businesses and other organizations of comparable size, other board memberships, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board. Specific qualities or skills that the Nominating/Governance Committee believes are necessary for one or more of the Company’s directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive, and experience in product manufacturing, marketing/sales, finance, international business, and technology. However, the Committee retains the right to modify these qualities from time to time.

The Nominating/Governance Committee’s process for identifying and evaluating nominees is as follows; in the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to the Company during their terms. In the case of new director candidates, the Nominating/Governance Committee uses its network of contacts to compile a list of possible candidates. The Nominating/Governance Committee will likely engage a professional search firm, to recommend several candidates. The Nominating/Governance Committee first determines whether the new director candidates meet all requirements of applicable laws, rules, regulations and listing standards. The Committee will then meet to discuss and consider such candidates’ qualifications and then chooses a candidate or candidates to recommend to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

On July 19, 2005 the Compensation Committee of the Board of Directors approved a $0.3 million retention bonus to Mr. Reslewic. This retention bonus requires Mr. Reslewic to remain an employee for five years. If Mr. Reslewic terminates his employment earlier than five years, he will be required to repay the bonus in full.

In conjunction with the Catalyst acquisition, the Company issued a $3.5 million, 6% promissory note payable on January 2, 2008, to Nader Salehomoum, the former sole shareholder of Catalyst Enterprises, Inc. and former employee of the Company. In fiscal 2008, the note was fully repaid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during the most recently completed fiscal year were William G. Scheerer, Allyn C. Woodward, Jr., Charles A. Dickinson (a member from June 30, 2008 through November 2, 2008, the date of his retirement) and Norman R. Robertson. No member of LeCroy’s Compensation Committee is now, or was during fiscal 2009 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during fiscal 2009 pursuant to which disclosure would be required under applicable rules of the Securities and Exchange Commission pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Under the heading “Summary Compensation Information” below, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2009 to the individuals named in the Summary Compensation Table, whom we refer to as our named executive officers (“NEO”).

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our stockholders. The goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained operating performance and leadership excellence, aligns the executives’ long-term interests with those of our stockholders and motivates executives to remain with the Company for long and productive careers built on expertise. The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program regarding the named executive officers.

The compensation of our executive officers in fiscal 2009 was intended to focus executive performance on achieving critical business objectives. Due to the significant worsening of the credit markets and the resulting significant economic downturn, particularly in the second half of fiscal 2009, the Company’s performance against pre-established metrics fell short of many objectives. This performance was reflected in the compensation received by our executive officers. In response to these conditions, the Company and the Committee decided, effective February 1, 2009, to take the following compensation actions in order to reduce costs and conserve cash: (i) a ten percent reduction in employee base salaries and twenty percent reduction in potential variable and bonus compensation; (ii) suspension of Company matching contributions for employees who contribute to our U.S. discretionary 401(k) plan; and (iii) a ten percent reduction in Board of Director and committee compensation. We do not view these actions as merely symbolic but as a necessary and meaningful step in the restructuring of our operations.

Compensation Philosophy and Policies

The Compensation Committee has been assigned the responsibility by the Board of Directors for setting compensation for our Chief Executive Officer and other senior officers and is solely comprised of independent non-employee directors. The Compensation Committee’s responsibilities include, but are not limited to, review and approval of annual and long term incentive compensation programs for senior officers, including plan design, documentation and incentive amounts, the evaluation of performance against goals and determination of payouts, approval of the terms of employment agreements with senior officers and any other agreements containing compensation or benefit provisions related to a change in control.

The roles and responsibilities of the Compensation Committee are defined in its charter, which is available on our corporate website at: www.lecroy.com through a link to our “Governance” section or SEC filings.

Our general philosophy is to structure executive officer compensation to attract, motivate and retain senior management by providing an opportunity for competitive compensation based on appropriate market rates and the Company’s performance. Our compensation philosophy is designed to be competitive with comparable employers with which we compete for key talent and to promote performance based pay programs through the alignment of management’s incentives with the long-term interests of our stockholders. In general, our compensation strategy and programs have been developed with the desire for senior management to have a significant portion of their compensation connected directly to Company performance and the achievement of strategic business objectives.

Setting Executive Compensation

The Compensation Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. In assessing these factors, we believe that a significant portion of executive compensation should be incentive or performance-based compensation as opposed to fixed compensation. The fixed compensation component consists primarily of an executive officer’s base salary, but also includes employee benefits made generally available to all employees and limited executive perquisites primarily in the form of automobile related benefits and an executive health program. For our named executive officers, performance based compensation includes annual bonuses under our Performance Based Executive Bonus Plan that is designed to reward both company-wide performance, department, product-line, or geographic specific performance by linking potential awards with pre-approved financial or performance targets to certain strategic objectives. The incentive based compensation component for our named executive officers also includes long-term stock-based compensation whose value is dependent upon long-term appreciation in stock price. Prior to fiscal year 2008, such long-term stock-based incentive opportunities included grants of options to purchase our common stock in the future and grants of restricted stock. Beginning with fiscal year 2008, long-term stock-based incentives for our executive officers are in the form of stock appreciation rights (SARs), settled in cash upon exercise. A detailed description of the SARs program is provided under the heading “Long-Term Equity-Based Compensation Plans”.

Our strategy is to pay our executive officers base salaries that are competitive with peer organizations and competitors while providing incentives tied to the Company’s performance targets and long term objectives. The annual compensation opportunity consists of each executive officer’s base salary along with employee benefits and perquisites, as well as annual bonuses linked to performance targets and the expected economic incentive of any long-term stock-based awards. The amount of each executive officer’s actual performance based bonus and realizable value of equity compensation awards is dependent upon the Company’s performance, and is designed to encourage executives to be long-term stockholders. In general, the total target performance based bonus compensation opportunity for executive officers is structured so that the target performance based bonus is approximately twenty-five to thirty-five percent of the total base compensation and performance based bonus compensation.

The Compensation Committee takes into account a number of factors to determine the compensation for the executive officers and to ensure that the Company’s executive compensation program is achieving its objectives. On an annual basis, the Compensation Committee reviews and evaluates the performance of the Chief Executive Officer (“CEO”) relative to approved goals and objectives established by the Board of Directors. Based on this evaluation, the Compensation Committee sets the CEO’s annual compensation including salary, bonus, and long-term stock-based compensation.

For executive officers other than the CEO, in evaluating individual performance and in setting compensation levels and incentive opportunities, the Compensation Committee considers input and recommendations from the CEO. The CEO makes individual compensation recommendations for the executive officers to the Compensation Committee for its review, consideration and determination. In developing compensation recommendations for the executive officers, the CEO takes into account a variety of factors, including individual performance evaluations, input from members of the Board of Directors with respect to individual executives and general knowledge of the industry and geographical differentiation.

Senior management, including the CEO and Chief Financial Officer (“CFO”), typically attend and participate in regularly scheduled meetings of the Compensation Committee except for private Executive Sessions where only Committee members are present. The Compensation Committee believes that senior management’s participation in Committee meetings is an integral aspect to the collaborative process of designing the structure of executive compensation and compensation programs and in setting executive compensation levels. The executive officers, including the CEO, do not recommend or determine any element or component of their own pay package or total compensation amount.

Benchmarking and Total Compensation Review

The Compensation Committee retains Watson Wyatt Worldwide (“Watson Wyatt”) as its independent executive compensation consultant. Watson Wyatt is engaged directly by the Compensation Committee and, among other things, assists the Compensation Committee in reviewing executive compensation. Periodically, and at the Committee’s request, Watson Wyatt provides competitive market information to the Compensation Committee with regard to the CEO’s and other executive officers’ total compensation but does not recommend pay programs and pay level changes. This market data, excluding market information pertaining to the CEO, is shared with senior management, for management’s input, and is provided to the Compensation Committee.

The Compensation Committee reviews each executive’s base pay, bonus, and equity incentives periodically with the guidance of the Compensation Committee’s independent compensation consultant, Watson Wyatt. The Compensation Committee makes use of benchmarking for base, bonus and equity compensation programs. The benchmarking analysis, conducted by Watson Wyatt and reviewed by the Compensation Committee, generally includes a peer group of other, high quality, similarly sized electronic instrument manufacturers, with revenue between approximately $50 million and $600 million. The primary peer group includes the following publicly traded companies:

Bel Fuse Inc.	Keithley Instruments	Rudolph Technologies
Cohu Inc.	LTX Credence Systems Corp	Semitool Inc.
Electro Scientific Industries	Measurement Specialties	Standard Microsystems
Finisar	Mercury Computer System	Zygo Corp
Ixia	Orbotech Ltd.

In order to obtain our direct competitive comparisons, the Compensation Committee benchmarks additional direct competitors, which include Agilent Technologies Inc., JDS Uniphase Corporation (who recently acquired the Network Tool Business from Finisar Corporation) and Tektronix Inc., now a subsidiary of Danaher Corporation.

The Compensation Committee compares the peer companies’ executive compensation programs as a whole, and also compares the pay of individual executives, if the scope and responsibilities of the jobs are sufficiently similar for meaningful and appropriate comparisons. The Compensation Committee uses the peer group data primarily to ensure that the executive compensation program as a whole is competitive, meaning generally within a broad range of median pay of the peer group companies.

Elements of Executive Compensation for Fiscal Year 2009

As described under the heading “Executive Summary”, the executive compensation program consists of a mix of fixed remuneration, in the form of base salary, and variable compensation elements, comprised of annual incentive programs and long-term stock-based incentives opportunities. In addition to these core remuneration elements, we provide our executive officers with limited perquisites and personal benefits and the same broad-based employee benefits that are generally available to all U.S. employees. Our named executive officers are not covered under a supplemental executive retirement plan or non-qualified deferred compensation arrangement.

Summary of Base Salary and Executive Incentive Plan Payouts—Fiscal Years 2008 and 2009

The table below summarizes the named executive officer’s base salary and executive performance-based non-equity incentive compensation payouts for fiscal years 2008 compared to 2009:

Name	Fiscal Year 2008	Fiscal Year 2009	% Decrease for Fiscal Year 2009
Thomas H. Reslewic	$675,000	$483,290	(28%	)
Sean B. O’Connor	331,250	253,730	(23%	)
Carmine J. Napolitano (a)	462,500	116,300	N/A
Conrad J. Fernandes	306,795	237,700	(23%	)
Roberto Petrillo (b)	N/A	389,108	N/A
David C. Graef	320,000	247,140	(23%	)

(a)	Mr. Napolitano’s last date of employment was November 19, 2008, under the terms of his severance agreement his severance period is equal to one year base salary and a sixty day notice period.
(b)	Mr. Petrillo was not a named executive officer in fiscal 2008. The base salary amounts reflect Euro amounts translated to US dollars at a conversion rate of Euro ..7307 to US $1.00, the year to date average of fiscal 2009.

Base Salary

Base salary is the guaranteed or fixed element of an executive officer’s annual cash compensation. Base salary levels reflect individual experience, skills, qualifications, responsibilities, performance, contribution, potential, and other relevant factors such as internal equity considerations, retention and attraction of executive talent. The Compensation Committee generally considers whether the executive officer’s base salary should be increased based on individual performance with a view toward ensuring that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities.

With assistance, from time to time, from the Compensation Committee’s independent compensation consultant, Watson Wyatt, the Compensation Committee sets a general range for base salary increases as well as a target average for the collective pay increases for the CEO and other executive officers. In addition, the

Committee solicits the CEO’s recommendation with respect to the pay increase, or no pay increase, if appropriate, for the other executive officers. The CEO does not make a recommendation as to his own salary. The Compensation Committee determines base salaries factoring in the guidance and recommendations received, but is under no obligation to accept such guidance or recommendations.

In determining executive base salaries for fiscal year 2009, the Compensation Committee, in collaboration with senior management, followed the general process and guidelines as that described under the heading “Setting Executive Compensation” in the preceding section. The Compensation Committee independently reviewed pertinent and relevant factors for each executive officer including salary history and conducted its review in the context of total executive remuneration and the desired mix of fixed and variable compensation elements. In addition, the Committee sought recommendations from the CEO for the executive officers other than the CEO. The CEO’s recommendations were based on a number of factors as described above including, but not limited to, (i) individual performance and experience, (ii) corporate, geographic, and product-family financial performance; (iii) achievements against strategic objectives; and (iv) external market data and trends. In addition, the CEO’s recommendations considered the potential issues for the attraction and retention of key talent posed by the fact that base pay for the broad-based employee population had initially increased at a rate of three to five percent per year, prior to the 10% reduction.

Based upon the aforementioned process and relevant factors, the Compensation Committee approved fiscal year 2009 base salaries for our named executive officers, which reflected an increase of approximately 0% - 6% over 2008 levels. On February 1, 2009, the Company and the Compensation Committee implemented an across the board ten-percent (10%) temporary salary reduction. Base salaries and related adjustments for the named executive officers are illustrated in the table below under the heading “Named Executive Officer Base Salary Summary”.

The table below illustrates named executive officer base salary adjustments for fiscal years 2008 and 2009.

Name	Fiscal Year 2008	Fiscal Year 2009	10% Temporary Salary Reduction Effective February 1, 2009
Thomas H. Reslewic	$400,000	$424,000	$381,600
Sean B. O’Connor	225,000	234,000	210,600
Carmine J. Napolitano (a)	275,000	275,000	275,000
Conrad J. Fernandes	235,000	235,000	211,500
Roberto Petrillo (b)	254,541	264,723	238,250
David C. Graef	220,000	228,800	205,920

(a)	Mr. Napolitano’s last date of employment was November 19, 2008, under the terms of his severance agreement his severance period is equal to one year base salary and a sixty day notice period.
(b)	The base salary amounts reflect Euro amounts translated to US dollars at a conversion rate of Euro .7307 to USD $1.00, the year-to-date average of fiscal 2009.

Executive Performance-Based Annual Incentive Plans

Fiscal 2009 Performance Based Plan

We believe a significant portion of an executive’s annual compensation opportunity should be variable, or “at risk”, in order to help drive the desired financial results. For fiscal year 2009, the Company established a newly designed set of executive annual incentive programs which is substantially similar to our prior year plan design. The purpose and objectives for modifying the design of the Company’s Executive Incentive Plan is summarized as follows:

•

More closely align executive incentive opportunities with our financial and strategic objectives for the Company and/or specific product lines, in light of our changing business, including the reorganization of our product-line strategy;

•	Achieve the desired attraction and retention of key executive talent through meaningful and competitive incentive opportunities tied to our financial performance;

•	Through the achievement of difficult stretch objectives, deliver upside incentive opportunities for superior operational performance; and

•	Through the above, increase the alignment of executive incentive opportunities with the long-term interests of our stockholders.

The Fiscal 2009 Executive Bonus Plan was designed as separate bonus programs based on Company financial performance objectives, product-line specific financial performance objectives, and geographic regional booking objectives. The separate bonus programs for the named executive officers in Fiscal Year 2009 are the: (i) LeCroy Plan; (ii) Protocol Solutions Group (PSG) Plan; (iii) Asia-Pacific Bookings Sales Plan; and (iv) Europe Middle-East and Africa (“EMEA”) and Americas Bookings Plan. Further, separate bonus programs were established with two discrete half-year incentive plans, Half One and Half Two, each with its own objectives and incentive opportunities. Each of the aforementioned separate fiscal 2009 bonus programs, more fully described later in this section below, and the applicable performance metrics utilized for each program are as follows:

Plan Name	Financial Metrics
Fiscal 2009 LeCroy Plan	• Increasing Company Pro-forma EPS
• Increasing Oscilloscope Product Line Revenue
Fiscal 2009 Protocol Solutions Group (PSG) Plan	• Increasing PSG Pro-forma Product Line Contribution Margin
• Increasing PSG Product Line Revenue
Fiscal 2009 Asia-Pacific Sales Plan	• Increasing Asia-Pacific Bookings
Fiscal 2009 EMEA and Americas Sales Plan	• Increasing EMEA and Americas Bookings

Each executive participates in one or more of the separate bonus programs with individual incentive opportunities appropriately weighted between the bonus programs relative to the executive’s job function and accountabilities. For each named executive officer, the level of participation in each of the bonus programs is referred to as the Assigned Amount.

The fiscal 2009 Executive Bonus Plan, and the separate bonus programs outlined above, is a cash-based incentive compensation plan that is based on achieving specified Company performance criteria. While payouts under the Executive Incentive Plan are generally cash–based, payouts may, at the discretion of the Compensation Committee, be in the form of shares of our common stock, or a combination of cash and common stock. As prerequisite to paying any bonuses to our named executive officers, such officers must exceed expected individual performance criteria. Next, as long as the pre-established Company performance targets are achieved, subject to Compensation Committee review and approval, payments to the named executive officers, under the Executive Bonus Plan, occur following the end of the first half of the fiscal year for Half One, and for Half Two, following the end of the fiscal year, in the aggregate subject to audited annual financial statements.

For each named executive officer their total annual target bonus opportunity is set by the Compensation Committee. For each discrete half year plan, Half One and Half Two, the target bonus is one-half of the total annual target bonus opportunity for each named executive officer, except Mr. Napolitano whose employment ended on November 19, 2008. For each of our named executive officers, the annual target bonus opportunity and the applicable Assigned Amount per bonus program are outlined below.

	Fiscal 2009 Target Bonus Opportunity	Fiscal 2009 Maximum Bonus Opportunity	Named Executive Officer Fiscal 2009 Executive Bonus Plan Participation
Name			Half One Assigned Amounts	Half Two Assigned Amounts
Thomas H. Reslewic	$157,410	$227,370	100% LeCroy Plan	100% LeCroy Plan
Sean B. O’Connor	59,670	86,190	100% LeCroy Plan	100% LeCroy Plan
Carmine J. Napolitano (a)	150,000	300,000	67% PSG Plan / 33% LeCroy Plan	Not Applicable
Conrad J. Fernandes	54,000	70,000	50% Asia-Pacific Sales Plan / 50% LeCroy Plan	100% LeCroy Plan
Roberto Petrillo (b)	106,743	117,417	100% EMEA + Americas Plan	100% EMEA + Americas Plan
David C. Graef	56,160	81,120	100% LeCroy Plan	100% LeCroy Plan

(a)	Mr. Napolitano last date of employment was November 19, 2008, under the terms of his severance agreement Mr. Napolitano is entitled to his maximum bonus of $300,000, paid over 12 months.
(b)	The base salary amounts reflect Euro amounts translated to US dollars at a conversion rate of Euro .7307 to USD $1.00, the year-to-date average of fiscal 2009.

Fiscal 2009 Performance Metrics and Goal Setting Process

The annual executive bonus plan was established and administered under the authority of the Company’s Executive Incentive Plan, as approved by stockholders at the 2005 Annual Meeting of Stockholders on October 26, 2005. It is the policy of the Compensation Committee that, to the extent possible, an award granted under the Executive Incentive Plan is structured so that it meets the “performance-based” criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in granting awards. The Compensation Committee did not waive the pre-established performance criteria in fiscal 2009.

Although we adopted a revised plan design for the Company’s Executive Incentive Plan for fiscal 2009, as previously stated above, the process for determining financial metrics and goals remains consistent with our prior practices. Performance metrics and goals for a performance year, including those established for each half of fiscal 2009, are based on and derived directly from the Company’s semi-annual business plans for the year which are developed and approved by our Board of Directors in collaboration with senior management. The semi-annual financial and operational plans are developed through a highly rigorous methodology, represent the collective view of senior management and our Board of Directors for the year’s potential performance of individual product-lines, geographic bookings and the Company overall, and reflect anticipated opportunities, risks and challenges for our business. All elements of the business plans are thoroughly evaluated by senior management and our Board of Directors through an iterative and collaborative process which culminates with the Board’s approval of the semi-annual financial and operational plans for the fiscal year.

At the end of a given fiscal year, the Compensation Committee requests a model bonus plan from senior management that is based on the Company’s semi-annual financial and operational plans for the upcoming fiscal year, which is developed through the process described above. The Compensation Committee utilizes the preliminary bonus plan to establish an executive bonus plan for the following fiscal year, while endeavoring to establish performance criteria so that the relative difficulty of performance goals, is evaluated year over year, considering the economic environment. As described above, the Board of Directors generally approves the financial goals at the end of prior fiscal year based on the semi-annual operational and financial plans. Consistent with past practice and based on criteria established at the beginning of the performance period, infrequent or unusual adjustments such as realignment and restructuring charges, asset impairments, or one-time gains and losses are excluded from the calculation of certain financial metrics in both establishing targets and measuring results (i.e. “pro-forma results”). Senior management discusses any one-time extraordinary transactions with the Compensation Committee. On a case-by-case basis, the Compensation Committee considers the nature and impact of any such extraordinary transactions or other unusual adjustments in the context of the pre-set performance goals, as appropriate. At the end of the performance period, the Compensation Committee has discretion to make positive or negative adjustments to award payouts.

For the first-half of fiscal 2009, the established performance goals were aggressive, requiring considerable improvement in product-line and overall Company performance relative to fiscal year 2008. For the second-half of fiscal 2009, as a result of global economic recession, the established performance goals considered these challenges, and resulted in the Company’s and Compensation Committee’s decision to reduce potential bonus compensation by twenty-percent. Moreover, the maximum eligible bonus for the second-half of fiscal 2009 was 43.75% of the reduced eligible bonus amounts.

The fiscal 2009 financial goals were set at levels that reflected our internal, confidential business plans at the time the executive targeted incentive opportunities were established and are consistent with the ranges we have publicly disclosed for 2009. It is the belief of the Company and the Compensation Committee that establishing financial and operational objectives consistent with our publicly disclosed guidance aligns executive incentive opportunities and actual payouts with our stockholders’ performance expectations.

Due to the challenging nature of our Executive Incentive Plan performance goals, including those established for fiscal 2009, there is significant risk that the actual incentives may be awarded below targeted bonus opportunities or actual incentives may not be paid at all, as was the case for most named executive officers in the second-half of fiscal 2009. However, it is also the Compensation Committee’s philosophy to provide meaningful rewards for superior financial and operational performance, and as such, actual payouts above target opportunities are possible for outperforming our significantly challenging performance goals, as was the case for certain of our named executive officers.

In the section that follows, we outline the financial metrics and goals and the corresponding incentive opportunities, for Half One and Half Two under each bonus program.

Fiscal 2009 LeCroy Plan

The Fiscal 2009 LeCroy Plan was established with pro-forma EPS and oscilloscope product-line revenue as the financial metrics utilized for both Half One and Half Two. The primary focus for the Fiscal 2009 LeCroy plan was increasing Company pro-forma EPS, with upside incentive opportunities awarded through superior, above target performance in oscilloscope product-line revenue. For both Half One and Half Two, pro-forma EPS goals were established with threshold, target, and maximum performance levels with corresponding incentive opportunities for each level of performance. Pro-forma EPS performance results below threshold levels resulted in no payout and there was no increased payout for achieving above maximum pro-forma EPS performance. The percentage of the assigned amount to be paid out was adjusted according to the percentage achievement of the pro-forma EPS goals and actual payouts were linear between the extremes of threshold and maximum performance.

The tables below illustrate the financial performance goals and the corresponding incentive opportunity ranges for each of the Half One and Half Two plans under the Fiscal 2009 LeCroy Plan.

Pro-forma EPS

	Half One			Half Two (a)
	Threshold	Target	Maximum	Threshold	Target	Maximum
Level of Financial Performance Relative to Financial Goal	89%	100%	106%	75%	100%	100%
Resulting Payout for Assigned Amount	80%	100%	160%	37.5%	43.75%	43.75%

(a)	The payout amounts reflected for half-two are at the twenty-percent reduced bonus figures.

Upside incentives for achieving certain levels of oscilloscope product-line revenue are not provided to the executive officers unless the Company achieves threshold performance, for only Half One, with respect to the pro-forma EPS goals. Further, upside incentives for oscilloscope product-line revenue achievement are only provided for above target performance. Target oscilloscope product-line revenue achievement results in no payout of the assigned amounts. Revenue in excess of targeted oscilloscope product-line revenue provides a maximum assigned amount payout of 50% for Half One. Actual payouts of the assigned amounts are determined according the percentage achievement of the oscilloscope product-line revenue goals and are linear between target and maximum performance. There was no upside incentive provided in the Half Two performance plan.

Fiscal 2009 Protocol Solutions Group (PSG) Plan

The Fiscal 2009 PSG Plan was established with pro-forma PSG product-line contribution margin and PSG product-line revenue as the financial metrics utilized for Half One. Mr. Napolitano was the only named executive officer participating in the PSG Plan; with 67% of his total annual incentive opportunity tied to the plan, through his last date of employment, November 19, 2008.

The primary focus of the Half One PSG Plan is increasing pro-forma PSG product-line contribution margin, with upside incentive opportunities awarded through superior, above target performance in PSG product-line revenue. For the Half One PSG Plan, achievement of the targeted level of pro-forma PSG product-line contribution margin results in a 100% payout of the assigned amount. There is an 80% assigned payout amount for performance at 89% of the targeted level of pro-forma PSG product-line contribution margin and the assigned payout amount increased to a maximum of 120% for performance at 111% target contribution margin performance. If the targeted level of Half One PSG product-line contribution margin is achieved, the PSG Plan provides for upside incentive opportunities for above target PSG product-line revenue performance. Target PSG product-line revenue achievement results in no payout for the PSG product-line revenue component. Actual payout of the assigned amount is determined according to the percentage achievement of the PSG product-line revenue goal and is linear between target and maximum performance.

The tables below illustrate the financial performance goals and the corresponding incentive opportunity ranges for the PSG Plan.

Protocol Solutions Group (PSG) Plan—Half One

PSG Half One Product-line Contribution Margin	Threshold	Target	Above- Target
Level of Financial Performance Relative to Financial Goal	89%	100%	111%
Resulting Payout for Assigned Amount	80%	100%	120%

Half One PSG Product-line Revenue (Target PSG Product-Line Contribution Margin Achievement Required)	Threshold	Target	Maximum
Level of Financial Performance Relative to Financial Goal	100%	100%	111%
Resulting Payout for Assigned Amount	0%	0%	100%

Fiscal 2009 Asia-Pacific Sales Plans

The Fiscal 2009 Asia-Pacific Sales Plan was established with Asia-Pacific sales bookings as the financial metric utilized for Half One. Mr. Fernandes was the only named executive officer participating in the Fiscal 2009 Asia-Pacific Sales Plan. The Fiscal 2009 Asia-Pacific Sales Plan is a commission-based plan with incentive opportunities linked to overall Company bookings for the Asia-Pacific geographic region. Goals were established with respect to overall oscilloscope product-line bookings for the Asia-Pacific geographic region, for Half One, with threshold, target, and maximum performance levels and corresponding incentive opportunities for each level of performance.

Asia-Pacific bookings performance below threshold levels results in no payout and there is no increased payout for achieving above maximum Asia-Pacific bookings. The percentage of the assigned amount to be paid out is adjusted according to the percentage achievement of the Asia-Pacific bookings goals and actual payouts are linear between the extremes of threshold and maximum performance.

The table below illustrates the financial performance goals and the corresponding incentive opportunity ranges for the Half One plan under the Fiscal 2009 Asia-Pacific Sales Plan.

Fiscal 2009 Asia-Pacific Bookings

	Half One
	Threshold	Target	Maximum
Level of Financial Performance Relative to Financial Goal	95%	100%	105%
Resulting Payout for Assigned Amount	80%	100%	120%

Fiscal 2009 EMEA + Americas Sales Plans

The Fiscal 2009 EMEA + Americas Sales Plan was established with EMEA + Americas sales bookings as the financial metric utilized for both Half One and Half Two of each plan. Mr. Petrillo was the only named executive officer participating in the Fiscal 2009 EMEA + Americas Sales Plan. The Fiscal 2009 EMEA + Americas Sales Plan is a commission-based plan with incentive opportunities linked to overall Company bookings for the EMEA + Americas geographic region. Goals were established with respect to overall oscilloscope product-line bookings for the EMEA + Americas geographic region, for both Half One and Half Two, with threshold, target, and maximum performance levels and corresponding incentive opportunities for each level of performance.

EMEA + Americas bookings performance has increased payout for achieving above maximum EMEA + Americas bookings. The percentage of the assigned amount to be paid out is adjusted according to the percentage achievement of the EMEA + Americas bookings goals and actual payouts are linear between the extremes of threshold and maximum performance.

The tables below illustrate the financial performance goals and the corresponding incentive opportunity ranges for each of the Half One and Half Two plans under the Fiscal 2009 EMEA + Americas Sales Plan.

Fiscal 2009 EMEA + Americas Bookings

	Half One		Half Two
	Threshold / Target	Maximum	Threshold / Target	Maximum
Level of Financial Performance Relative to Financial Goal	100%	104%	100%	104%
Resulting Payout for Assigned Amount	100%	120%	100%	120%

Fiscal 2009 Executive Incentive Plan Performance and Payouts

The Compensation Committee evaluated actual Fiscal 2009 performance and results against the specific fiscal 2009 Company financial performance objectives, product-line specific financial performance objectives, and geographic regional booking objectives for each Half One and Half Two incentive plan. The Committee reviewed the level of achievement for each objective and approved the overall assessment for each NEO, based on recommendations from the CEO. For each of the incentive programs discussed above, the following section details actual performance and the resulting assigned amount payouts approved by the Compensation Committee. Actual Fiscal 2009 bonus payouts for each of our named executive officers are provided in the Summary Compensation Table (in the column titled “Non-Equity Incentive Plan Compensation”), immediately following the Compensation Discussion and Analysis.

Fiscal 2009 LeCroy Plan

For Half One, the Company’s performance achievement corresponded with a total payout at the rate of 80% of the assigned amount. The Compensation Committee, in its discretion, reduced the payout to 65%. For Half Two, the Company’s performance did not achieve the threshold plan payout level which resulted in no payout of the assigned reduced bonus amounts for each executive officer participating in the plan.

Fiscal 2009 PSG Plan

For the Half One performance period, PSG did not achieve the threshold of PSG Product-line Contribution Margin goal, however, pursuant to Mr. Napolitano’s severance agreement; a pro-rated target bonus of $83,425 was paid through his last date of employment, November 19, 2008.

Fiscal 2009 Asia-Pacific Sales Plan

For Half-One, the Asia-Pacific geographic region achieved bookings below the threshold of performance objectives which resulted in no bonus payout.

Fiscal 2009 EMEA & Americas Sales Plan

The EMEA & Americas geographic region achieved bookings of 100% of performance objectives for Half One and Half-Two, this performance resulted in a payout 100% of the assigned amounts.

Long-Term Equity-Based Compensation

Overview

LeCroy appreciates the significance of establishing an effective and meaningful alignment between LeCroy’s executive officers, as well as other key employees, and its stockholders. To create this desired alignment, the Company strongly believes in the value of utilizing equity-based compensation as an integral part of our executive compensation program. The plans are designed to encourage senior executives to be long-term stockholders. The intent of the plans is to provide executives with long-term incentive (LTI) opportunities which are significant and larger than the cumulative annual bonuses, however, the realizable value requires a much longer time frame and meaningful long-term growth in the market price of our common stock to achieve. Prior to fiscal year 2008, long-term stock-based incentive opportunities included grants of options to purchase our common stock in the future and grants of restricted stock.

Beginning with fiscal year 2008, the Company established a newly designed LTI program, the 2007 Stock Appreciation Plan, an award process for our executive officers, consisting of stock appreciation rights (SARs) settled in cash. To ensure that the newly designed LTI program would achieve our desired philosophy and objectives, the Compensation Committee engaged Watson Wyatt to provide assistance in the design and mechanics of the executive equity-based compensation program implemented in fiscal 2008. The Board of Directors adopted and approved the 2007 Stock Appreciation Plan in August 2007. The 2007 Stock Appreciation

Plan is inherently performance-based and has been integrated into our performance based compensation criteria established by the Compensation Committee, with respect to the CEO and other executive officers, in the same manner described under the heading “Setting Executive Compensation” above. Each stock appreciation right awarded represents the right to receive an amount of cash equal to the excess of the fair market value of a share of LeCroy’s common stock on the date that a participant exercises such right over the grant date fair market value of a share of LeCroy’s common stock on the date that the award was granted. SAR awards vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the grant date. The award recipient will have four years from the date of vesting of an annual installment to exercise that installment. The 2007 Stock Appreciation Plan will terminate on August 20, 2017.

The Company utilizes a mix of stock options, restricted shares and SARs to provide long-term incentives for non-executive employees. Our equity-based compensation plans are designed to provide long-term incentives to our executive officers and other employees that are aligned with the interests of LeCroy’s stockholders. A long-term perspective is established by the future vesting of SARs, options or restricted shares. Awards granted to key employees and other non-executive employees are based upon management’s specific recommendations, and are subject to the review and approval by the Compensation Committee. The size and frequency of the time-vested options and restricted share awards granted to key employees and other non-executive employees are based on level of responsibility, Company performance as a whole and the employee’s individual performance.

SARs under our equity-based plans are granted to the executive officers after the fiscal year results are disclosed to the stockholders and are granted at the grant-date market price and vest annually in 25% increments over four years, however, vesting periods may differ, at the discretion of the Compensation Committee.

Stock Appreciation Rights—Long-Term Incentive Awards—Setting Executive Awards

LeCroy adopted the 2007 Stock Appreciation Plan to ensure that our equity-based compensation program for executive officers achieves our desired objectives for retention, market competitiveness, and the alignment of executives’ long-term pay opportunity with the long-term interests of our stockholders. In order to achieve our objectives, we have established, with the assistance of Watson Wyatt, targeted levels of executive unvested equity ownership as a percentage of the range of competitive annual LTI opportunities in the market place. This targeted competitive range is meant to reflect the outstanding unvested equity ownership value for each executive officer, and corresponds with the four-year vesting cycle we have adopted for executive SARs awards. We believe that this targeted level of executive unvested equity ownership is appropriate given our four-year SARs award vesting schedule and our desired retention, incentive and stockholder alignment objectives.

In addition to targeting desired levels of executive unvested equity ownership, the actual level of equity-based awards granted to our executive officers in any given fiscal year are impacted by Company and individual performance, which facilitates the achievement of our pay and performance alignment objectives. Although the LTI program seeks to promote our objectives through delivering meaningful levels of unvested equity ownership, our pay for performance philosophy and objectives are also achieved through the inherent performance-based nature of SARs. SARs awards will only provide realizable value to the executive officers if we are successful in delivering stockholder performance through share price improvement above the grant date exercise price for each individual SARs grant.

The process for determining executive officer LTI awards in any given fiscal year is summarized as follows:

•	For each executive officer, the Compensation Committee establishes a targeted competitive range of unvested equity ownership;

•

Unvested equity ownership targets are based on published competitive market data for executives in similar positions, with comparable levels of scope and responsibility, and reflects similarly sized organizations within the manufacturing and technology industries as well as the broader general industry;

•	For each executive officer, the Compensation Committee evaluates unvested equity ownership positions versus these targeted levels;

•

Individual performance for the fiscal year is assessed by the CEO for each executive officer other than the CEO and is provided to the Compensation Committee; the CEO’s individual performance is assessed directly by the Compensation Committee and is communicated to the CEO;

•

As prescribed by each executive officer’s unvested equity position and individual performance assessment, the CEO determines, for each executive officer, other than the CEO, where within the targeted competitive range the annual award is to be granted; following the same process, the Compensation Committee calibrates the CEO’s annual award; and

•	The Compensation Committee, in its sole discretion, determines and approves the final LTI awards to be granted to each executive officer for the fiscal year.

Fiscal 2009 ‘Off-Cycle’ Stock Appreciation Rights—Long-Term Incentive Awards

During the May 2009 Compensation Committee meetings, again with the advice and assistance of Watson Wyatt, the Committee reviewed and approved Fiscal 2009 ‘off-cycle’ SAR awards for our executive officers. In determining the size of the ‘off-cycle’ SAR awards to be granted to our executive officers for fiscal 2009, the Compensation Committee considered the Company’s anticipated financial and operational performance for fiscal 2009, each executive officer’s unvested equity ownership positioning versus the pre-established targeted competitive ranges, individual performance assessments provided by the CEO for executive officers, other than the CEO, and the Committee’s individual performance assessment for the CEO.

The following summarizes the key factors considered by the Compensation Committee which directly resulted in the ‘off-cycle’ fiscal 2009 SAR awards:

•	Individual executive officer performance, meeting and/or exceeding expectations, as determined by the Compensation Committee for the CEO and as determined by the CEO for the other executive officers;

•

Upon the assessment of each executive officer’s unvested equity position, the Compensation Committee determined that for each executive officer, the value of unvested equity was significantly below the targeted ranges.

Going forward, the Company and the Compensation Committee will continue to follow the award determination process described above and the prior SAR awards granted to the executive officers will also factor into the determination of future awards, if any.

Based on the grant determination process described above, the Compensation Committee approved the following ‘off-cycle’ fiscal 2009 SAR awards, granted on May 28, 2009, at an exercise price of $4.07 per share.

Fiscal 2009 ‘Off-Cycle’ SARs Awards

Name	Number of Shares Granted
Thomas H. Reslewic	318,000
Sean B. O’Connor	146,000
Conrad J. Fernandes	83,000
Roberto Petrillo	127,000
David C. Graef	143,000

Perquisites and Other Benefits

As part of providing a competitive executive compensation program, the Company provides the CEO, CFO and the named executive officers with certain perquisites, including a leased automobile and an executive physical exam, that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program. The Committee reviews annually the levels of perquisites provided to these named executive officers. Additional information regarding perquisites and benefits for the named executive officers during fiscal 2009 can be found under the section “All Other Compensation” from the “Summary Compensation Table” section of this Proxy Statement.

Named executive officers also participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and the Company’s 401(k) Plan, as well as a foreign defined contribution plan.

Employment and Other Agreements and Termination Related Benefits

Employment Agreements

In August 2004, the Company entered into agreements with each of the Company’s named executive officers, except Carmine Napolitano, which provide for certain rights, compensation, benefits and responsibilities in the event the executive’s employment with the Company is terminated. Terms governing any termination of Mr. Napolitano’s employment with the Company are set forth in his employment agreement described below.

Under each agreement, entered into in August 2004, in the event the executive is terminated by the Company with “just cause,” the executive shall not be entitled to any severance or other compensation other than any base salary or target bonus which has been earned but not yet paid on the date of termination. In the event the executive is terminated by the Company without “just cause” or terminates his employment with “good reason”, other than “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan and 2007 Stock Appreciation Right Plan), the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and, so long as the executive provides the Company with a full release of all claims, the executive will be entitled to the following benefits:

•	The Company shall pay the executive the number of months of base salary and bonus set forth opposite the executive’s name in the below table;

•	The Company shall continue the executive’s medical, dental and life insurance for the same number of base salary months (to the extent permitted under the relevant plans);

•

All stock options and SARs held by the executive shall be exercisable to the extent then vested as permitted under the applicable plans and related agreements, and all restricted stock held by the executive shall be exercisable on a pro rata basis based on the time elapsed from the date of grant until the date of termination, calculated to the next nearest calendar month, and any such stock options and stock appreciation right may be exercised within the time period permitted under the applicable plan;

•	The Company shall provide the executive with outplacement counseling services;

•

Specific to Mr. Reslewic, the Company shall pay a gross up payment, in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability.

In addition to the above benefits, in the event the executive terminates his employment with “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan or 2007 Stock Appreciation Right Plan), all stock options, stock appreciation rights and restricted stock held by the executive shall automatically vest and may be exercised within twelve months notwithstanding the time period permitted under the applicable plan.

In the event the executive terminates his employment for other than “good reason,” the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and the executive shall be entitled to any rights he may have under his stock option agreements, stock appreciation right agreements and restricted stock agreements with the Company.

On termination of an executive’s employment as a result of death or permanent disability, the Company shall pay to the executive or his estate any base salary or bonus which has been earned but not yet paid on the date of termination and the executive or his estate shall have a maximum of twelve months to exercise any restricted shares, options or stock appreciation right awards.

The Company entered into an employment agreement with Mr. Napolitano which became effective October 29, 2004. Mr. Napolitano served as a Vice President of LeCroy and previously served as President of Computer Access Technology Corporation (“CATC”), now a wholly-owned subsidiary of LeCroy. Mr. Napolitano’s employment was terminated on November 19, 2008 by LeCroy without just cause and he was entitled to receive that portion of his base salary and bonus that has been earned but unpaid on the termination date plus one year of base salary and maximum bonus and certain medical insurance benefits equivalent to those received by LeCroy’s most senior employees.

Mr. Napolitano has additionally agreed not to solicit, retain or employ as a consultant any person employed by LeCroy during the six months prior to Mr. Napolitano’s termination. In addition, Mr. Napolitano has agreed not to solicit or employ any then-current employee of LeCroy during the twelve months after Mr. Napolitano’s termination. See “Restrictive Covenants” included below for additional details regarding non-competition and non-solicitation. Finally, since Mr. Napolitano provided the Company with a full release of all claims, the executive will be entitled to outplacement counseling services.

There are no severance payouts to named executive officers who voluntarily resign their positions.

Restrictive Covenants

Unless a named executive officer terminates his employment for “good reason” and such “good reason” was termination or certain relocation by the Company within two years after an “acquisition,” “change of control” or “hostile takeover,” after the termination of his employment, for the number of months set forth opposite the executive’s name below, the executive is subject to restrictions on the following activities:

•	Engaging in any commercial activity that competes with the business of the Company;

•	Solicitation of business with any person or organization engaged in a competing business or any customer or client of the Company;

•	Solicitation of any person who was employed by the Company at any time during the six-month period ending on the date of termination of the executive’s employment.

Executive	Months of Base Salary in the Event of Termination Without Just Cause or for Good Reason	Months of Bonus in the Event of Termination Without Just Cause or for Good Reason	Months of Non-Competition and Non-Solicitation of Customers	Months of Non-Solicitation of Employees
Thomas H. Reslewic	24	24	24	24
Sean B. O’Connor	12	12	12	12
Carmine J. Napolitano	12	12	12	12
Conrad J. Fernandes	12	12	12	12
Roberto Petrillo	12	12	12	12
David C. Graef	12	12	12	12

Potential Payments Upon Termination or Change of Control

The employment agreements with each of the named executive officers provide that, if, within two years following a “Change of Control,” their employment is terminated without “Just Cause” or they terminate their employment for “Good Reason” as all such terms are defined in each employment agreement, we are obligated to make salary continuation payments for loss of the executive’s employment for a period of time after such termination. Messrs. O’Connor, Fernandes, Graef and Petrillo continuation payments are limited to a twelve month period and Messrs. Reslewic continuation payments are twenty four months. A “Change of Control” is defined to include a change in a majority of our board of directors, consummation of certain mergers, the sale of all or substantially all of our assets or the acquisition of at least 50% of the undiluted total voting power of our then outstanding securities. See “Employment Agreements” included above for additional details regarding Change of Control payments.

The following table provides quantitative disclosure of payouts to named executive officers assuming involuntary termination without cause, retirement, death, disability or a change-in-control and associated triggering events on June 27, 2009, and the price per share of our common stock is the closing market price on that date.

Executive	Severance Payments (USD) (a)	Severance Related Benefits (USD)	Market Value of Stock Awards (USD) (b)
Thomas H. Reslewic	$1,314,400	$186,600	$—
Sean B. O’Connor	322,400	51,500	66,000
Conrad J. Fernandes	366,000	62,900	—
David C. Graef	312,000	50,300	—
Roberto Petrillo (c)	381,400	59,800	26,400

(a)	The amounts represent base salary and bonus.
(b)	The amounts represent the intrinsic value (that is, the value based on the price of LeCroy’s common stock, and in the case of stock options and stock appreciation rights, minus the exercise price) of restricted stock, stock options and stock appreciation rights.
(c)	The severance payments and severance related benefits reflect Euro amounts translated to US dollars at a conversion rate of EUR 0.7116 to USD $1.00, the spot rate on June 27, 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to the Chief Executive Officer and the Chief Financial Officer of LeCroy for the fiscal year ended June 27, 2009 and certain other executive officers who were most highly compensated in fiscal 2009 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option/ SAR Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (6)	Total
Thomas H. Reslewic	2009	$407,500	—	$208,900	$72,090	$75,790	—	$25,274	$789,554
President, Chief Executive Officer	2008	400,000	—	432,368	242,809	275,000	—	36,730	1,386,907
	2007	400,000	—	765,810	—	—	—	29,955	1,195,765
Sean B. O’Connor	2009	$225,000	—	$134,542	$4,175	$28,730	—	$13,689	$406,136
Chief Financial Officer, Secretary and Treasurer	2008	225,000	—	140,772	64,749	106,250	—	19,802	556,573
	2007	195,000	—	151,850	—	—	—	18,443	365,293
Carmine J. Napolitano (7)	2009	$116,300	—	$70,845	($36,035)	$—	—	$874,789	$1,025,899
Former Vice President and GM Protocol Solutions Group	2008	275,000	—	209,655	210,158	187,500	—	24,058	906,371
	2007	250,000	—	234,907	226,379	—	—	22,333	733,619
Conrad J. Fernandes	2009	$224,700	—	$—	$2,926	$13,000	—	$64,905	$305,531
Vice President Sales, Asia Pacific	2008	235,000	—	130,175	48,562	71,795	—	25,996	511,528
	2007	220,000	—	153,904	—	—	—	25,451	399,355
David C. Graef	2009	$220,100	—	$—	$18,886	$27,040	—	$20,930	$286,956
Vice President, Chief Technology Officer	2008	220,000	—	130,175	44,515	100,000	—	23,686	518,376
	2007	200,000	—	148,137	—	—	—	13,300	361,437
Roberto Petrillo (8)	2009	$254,300	—	$67,892	$34,803	$96,771	—	$47,873	$501,639
Vice President, Sales, Americas, Europe, Middle East and Africa

(1)	Salary amounts reflect the actual base salary payments made to the Named Executive Officers in 2009, 2008 and 2007.
(2)	“Bonus” refers to cash annual incentive payments that are not performance-based. In 2009, 2008 and 2007, no such payments were made to any Named Executive Officer, as all cash incentives were performance-based and are reflected in the “Non-Equity Plan Compensation” column above.
(3)	The amounts reflect the compensation cost recognized by LeCroy during fiscal 2009 under FAS 123R for stock award grants made in prior fiscal years, excluding estimated forfeitures. No stock award grants were made to Named Executive Officers in fiscal 2009.
(4)	The amounts reflect the compensation cost recognized by LeCroy during fiscal 2009 under FAS 123R for SAR award grants made in fiscal 2009, as well as the cost of option and SAR grants made in prior fiscal years, excluding estimated forfeitures. For a discussion of assumptions made in the valuation, see “Note 13. Share-Based Compensation” to our audited financial statements for the year ended June 27, 2009, included in our Annual Report filed on Form 10-K with the Securities and Exchange Commission.
(5)	The amounts reflect compensation earned for performance in 2009 and 2008. No incentive plan compensation was earned during fiscal 2007.
(6)	See the “All Other Compensation” table below.
(7)	On November 19, 2008, the Company entered into a severance arrangement with Mr. Napolitano, in accordance with his Employment Agreement, dated as of September 1, 2004, as amended.
(8)	Mr. Petrillo was not a Named Executive Officer for fiscal years 2008 and 2007. As a result, only his fiscal 2009 compensation information is included in the Summary Compensation Table above. The salary, non-equity incentive plan compensation and all other compensation columns reflect Euro amounts translated to US dollars at a conversion rate of EUR 0.7307 to USD $1.00, the year to date average for fiscal 2009.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

Name	Leased Automobile (1)	Matching 401(k) /Retirement Plan Contributions (2)	Severance Payments/ Accruals (3)	Executive Relocation (4)	Total
Thomas H. Reslewic	$25,274	$—	$—	$—	$25,274
Sean B. O’Connor	10,516	3,173	—	—	13,689
Carmine J. Napolitano	6,682	3,899	864,208	—	874,789
Conrad J. Fernandes	6,079	3,657	—	55,169	64,905
David C. Graef	17,661	3,269	—	—	20,930
Roberto Petrillo	25,684	22,189	—	—	47,873

(1)	Represents lease and insurance payments.
(2)	Effective in the third quarter of fiscal 2009, as a result of the weakening economic conditions, the Company temporarily suspended its discretionary U.S. 401(k) contribution matching program in an effort to reduce costs.
(3)	Amount includes approximately $65,000 of payments related to unused vacation and sabbatical leave. The remaining amount was paid or accrued in accordance with Mr. Napolitano’s Employment Agreement, dated as of September 1, 2004, as amended, which includes one year salary and bonus, along with medical benefits.
(4)	Represents relocation and cost of living expenses, as well as tax equalization costs associated with his overseas assignment.

Perquisites and Personal Benefits

Personal use of automobiles—Each named executive officer is furnished with certain automobile-related perquisites, specifically the use of a LeCroy-leased car.

We determined our incremental cost of personal use of the foregoing car-related perquisites as follows:

For a named executive officer’s personal use of his LeCroy-leased car, we determined our total annual cost for such vehicle, including the lease and other related costs paid by us, including license and registration fees.

Executive Health Program

The Company provides a routine medical exam for all named executive officers which we believe is in the best interests of the organization in that executives are able to contribute to their maximum potential, and unanticipated medical concerns are minimized by early detection and prevention. The program was not utilized in fiscal 2009.

Tax Gross-Ups and Reimbursements

In limited circumstances, we have agreed to make certain items of imputed income to our named executive officers tax-neutral to them. Accordingly, we gross-up our named executive officers for the income tax on their imputed income resulting from certain perquisites and personal benefits furnished by us. In fiscal 2009, only Mr. Fernandes was covered under a tax equalization arrangement, associated with his overseas assignment.

Contributions to 401(k) Plan

The 401(k) plan is a tax-qualified plan that is generally available to all salaried employees in the U.S., including named executive officers. Under the plan, participants may contribute up to 60 percent of eligible salary, subject to maximum limits established by the Internal Revenue Code. The Company makes a discretionary matching contribution of 50% of the first 5% of the eligible employee compensation contribution as an elective deferral. When we calculate targeted overall compensation for our named executive officers, we factor in the benefits expected to be received under the 401(k). Effective in the third quarter of fiscal 2009, as a result of the weakening economic conditions, the Company temporarily suspended its discretionary U.S. 401(k) contribution matching program in an effort to reduce costs.

Grants of Plan-Based Awards in Fiscal 2009

The following table shows for the fiscal year ended June 27, 2009, certain information regarding equity and non-equity incentive plan awards to named executive officers.

Name	Grant Date	Estimated Future Payout under non-equity incentive plan awards (1)			Estimated Future Payout under equity incentive plan awards (#)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#) (2)	Exercise or base price of option awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas H. Reslewic	8/8/08	—	—	—	—	—	—	—	900,000	8.06	$2,781,000
	5/29/09	—	—	—	—	—	—	—	318,000	4.07	$527,880

		$128,260	$157,410	$227,370

Sean B. O’Connor	8/8/08	—	—	—	—	—	—	—	157,000	8.06	$485,130
	5/29/09	—	—	—	—	—	—	—	146,000	4.07	$242,360

		$48,620	$59,670	$86,190

Carmine J. Napolitano	8/8/08	—	—	—	—	—	—	—	—	—	—
	5/29/09	—	—	—	—	—	—	—	—	—	—

		$120,000	$150,000	$300,000

Conrad J. Fernandes	8/8/08	—	—	—	—	—	—	—	121,000	8.06	$373,890
	5/29/09	—	—	—	—	—	—	—	83,000	4.07	$137,780

		$44,000	$54,000	$70,000

David C. Graef	8/8/08	—	—	—	—	—	—	—	179,000	8.06	$553,110
	5/29/09	—	—	—	—	—	—	—	143,000	4.07	$237,380

		$45,760	$56,160	$81,120
Roberto Petrillo	8/8/08	—	—	—	—	—	—	—	293,000	8.06	$905,370
	5/29/09	—	—	—	—	—	—	—	127,000	4.07	$210,820

		$85,394	$106,743	$117,417

(1)	Reflect threshold, target, and maximum amounts payable under the 2009 Executive Bonus Plan. For more information on the 2009 Executive Bonus Plan, see the section entitled “Executive Performance-Based Annual Incentive Plans” in the Compensation Discussion and Analysis of this Proxy Statement.
(2)	These grants represent the number of stock appreciation rights each Named Executive Officer received in fiscal 2009 to be settled in cash.
(3)	Reflects the grant date fair value of stock appreciation rights calculated in accordance with FAS 123R, excluding estimated forfeitures. For the assumptions used in determining the grant date fair value under FAS 123R, see “Note 13. Share-Based Compensation” to our audited financial statements for the year ended June 27, 2009 included in our Annual Report filed on Form 10-K with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas H. Reslewic	80,000		—	—	14.734	4/17/2010	—	—	—	—
	50,000		—	—	18.360	1/2/2012	—	—	—	—
	300,000	(a)	—	—	7.600	8/21/2015	—	—	—	—
	900,000	(b)	—	—	8.060	8/8/2016	—	—	—	—
	318,000	(b)	—	—	4.070	5/29/2017	—	—	—	—

Sean B. O’Connor	—		—	—	—	—	18,750	66,000	—	—
	10,000		—	—	23.070	8/13/2011	—	—	—	—
	7,500		—	—	10.490	7/22/2012	—	—	—	—
	80,000	(a)	—	—	7.600	8/21/2015	—	—	—	—
	157,000	(b)	—	—	8.060	8/8/2016	—	—	—	—
	146,000	(b)	—	—	4.070	5/29/2017	—	—	—	—

Conrad J. Fernandes	20,000		—	—	19.400	12/27/2011	—	—	—	—
	5,000		—	—	10.490	7/22/2012	—	—	—	—
	60,000	(a)	—	—	7.600	8/21/2015	—	—	—	—
	121,000	(b)	—	—	8.060	8/8/2016	—	—	—	—
	83,000	(b)	—	—	4.070	5/29/2017	—	—	—	—

David C. Graef	35,000		—	—	17.500	8/13/2009	—	—	—	—
	20,000		—	—	25.000	1/26/2011	—	—	—	—
	7,100		—	—	19.400	12/27/2011	—	—	—	—
	15,000		—	—	10.490	7/22/2012	—	—	—	—
	55,000	(a)	—	—	7.600	8/21/2015	—	—	—	—
	179,000	(b)	—	—	8.060	8/8/2016	—	—	—	—
	143,000	(b)	—	—	4.070	5/29/2017	—	—	—	—

Roberto Petrillo	—		—	—	—	—	7,500	26,400	—	—
	5,000		—	—	9.100	8/1/2012	—	—	—	—
	72,000	(a)	—	—	7.600	8/21/2015	—	—	—	—
	293,000	(b)	—	—	8.060	8/8/2016	—	—	—	—
	127,000	(b)	—	—	4.070	5/29/2017	—	—	—	—

(a)	Represents stock appreciation rights (SARs) granted in fiscal 2008. SARs awards vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the grant date. The award recipient will have four years from the date of vesting of an annual installment to exercise that installment.
(b)	Represents stock appreciation rights (SARs) granted in fiscal 2009. SARs awards vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the grant date. The award recipient will have four years from the date of vesting of an annual installment to exercise that installment.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Thomas H. Reslewic	—	—	60,000	$210,000
Sean B. O’Connor	—	—	5,250	21,443
Carmine J. Napolitano	—	—	50,000	218,500
Conrad J. Fernandes	—	—	—	—
David C. Graef	—	—	—	—
Roberto Petrillo	—	—	2,500	8,725

(1)	Represents the current year vesting of previously issued restricted stock awards.

Compensation of Non-Named Executive Officer Directors

The Compensation Committee retained Watson Wyatt as its independent executive compensation consultant to provide competitive market information to the Committee with regard to benchmarking director compensation and as a result, the director compensation was amended in fiscal 2009. For fiscal year 2009, the annual retainer for the Chairperson of our Board of Directors increased from $35,000 to $50,000 payable in quarterly installments. The other non-employee directors annual retainer increased from $20,000 to $30,000 payable in quarterly installments. The Chairpersons of the Compensation Committee and Audit Committee additional annual retainer increased from $10,000 to $12,500 payable in quarterly installments. The Chairperson of the Nominating/Governance Committee additional annual retainer increased from $5,000 to $7,500 payable in quarterly installments. Non-employee members of the Board of Directors meeting fees for attendance at each meeting of the Board of Directors or committee of the Board of Directors of $1,500 did not change from the prior year. Also, there was a new $750 fee for attendance at each optional operational update meeting.

In response to the significant economic downturn, particularly, in the second half of fiscal 2009, the Compensation Committee approved, effective February 1, 2009, a ten percent reduction in Board of Director and committee compensation.

In fiscal 2009, the Compensation Committee of the Board of Directors revised the Board compensation such that each non-employee director will receive annually, at their election, an immediately vested restricted stock award and/or an immediately vested stock option award (using the Black Scholes valuation technique) equal to $85,000 (reduced from $95,000 in fiscal 2008), based on the closing price of the Company’s stock on the Annual Shareholder Meeting date, rounded up or down to the nearest hundred shares. The compensation was effective for equity awards granted at the November 3, 2008 Annual Shareholder Meeting, which resulted in a total of 32,000 immediately vested options and 57,073 of immediately vested restricted stock being granted to the non-employee directors. Additionally, each non-employee director receives upon initial election to the Board of Directors, either a stock option grant of 22,500 shares with an exercise price set as the date of the election, or 7,500 shares of restricted stock, as selected by the Board to vest over a three year period. As a result of Mr. Chlebek being elected to the Board, the Company issued 7,500 shares of restricted stock in fiscal 2009.

Director Compensation Summary

The following table summarizes the compensation paid to our Board of Directors for fiscal 2009:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Charles A. Dickinson (4)	$26,308	$—	—	—	—	—	$26,308
Allyn C. Woodward, Jr.	83,392	84,995	—	—	—	—	168,387
Robert E. Anderson	74,030	84,995	—	—	—	—	159,025
Norman R. Robertson	80,232	84,995	—	—	—	—	165,227
William G. Scheerer	73,288	21,248	63,747	—	—	—	158,283
Robert W. Chlebek (4)	36,665	7,824	—	—	—	—	44,489
Walter O. LeCroy	—	—	—	—	—	104,596	104,596

(1)	Amounts represent 17,561 immediately vested restricted stock awards granted to Messrs. Anderson, Robertson and Woodward; 4,390 immediately vested restricted stock awards granted to Mr. Scheerer; and 7,500 restricted stock awards granted to Mr. Chlebek that vest over a three year period. The amounts presented reflect the compensation cost recognized by LeCroy during fiscal 2009 under FAS 123R, excluding estimated forfeitures, where applicable.
(2)	Amount reflects the compensation cost recognized by LeCroy during fiscal 2009 under FAS 123R for 32,360 immediately vested option awards.
(3)	Represents fiscal 2009 salary.
(4)	Mr. Dickinson, former Chairman of the Board, retired and Mr. Chlebek was elected at the November 3, 2008 Annual Shareholders Meeting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended June 27, 2009.

Compensation Committee:

Norman R. Robertson., Chairman

Allyn C. Woodward, Jr., Member

William G. Scheerer, Member

September 28, 2009

PROPOSAL NO. 2—THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF LeCROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN.

On September 28, 2009, the Board of Directors voted to amend, subject to stockholder approval, the Company’s Amended and Restated 1995 Employee Stock Purchase Plan (the “ESPP”). The amendments to the ESPP have the effect of extending the expiration of the ESPP from November 30, 2011 to November 30, 2015 and increasing the number of shares of Common Stock available for issuance under the ESPP from 1,060,000 to 1,860,000 under the current capital structure. These amendments will become effective upon receipt of the requisite stockholder approval. For the reasons set forth below, the Board of Directors recommends that stockholders approve these proposed amendments to the ESPP.

The purpose of the ESPP is twofold: first, to encourage stock ownership by employees by establishing a program that permits them to purchase shares of Common Stock of the Company on a regular basis through payroll deductions; and second, to offer employees an opportunity, without adverse tax consequences, to purchase stock at no more than a 15% discount from market price.

Principal Features of the Plan

The full text of the ESPP is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the Plan. The following summary of the principal features of the ESPP is qualified entirely by such reference.

The ESPP is administered by the Board of Directors who may delegate all or any portion of its authority with respect to the ESPP to the Compensation Committee. The ESPP is intended to meet the requirements of Section 423 of the Internal Revenue Code and applicable Treasury regulations. Individuals who are customarily employed on a full-time or part-time basis by the Company, and who are regularly scheduled to work more than 20 hours per week and more than five months per calendar year, except employees who hold 5% or more of the Company’s Common Stock, are eligible to participate in the ESPP. Each participant in the ESPP is granted an option to purchase shares of Common Stock from the Company on the offering commencement date. The option expires six months later on the offering termination date. The exercise price of the option is no more than 85% of the market value of the Common Stock on either the offering commencement date or the offering termination date, whichever is lower. Participants save funds to exercise the option by authorizing the Company to make payroll deductions. Participants may withdraw all (but not less than all) accumulated payroll deductions, by submitting a written request to the Company not later than the close of business on the offering termination date. As each group of options expires, new options are granted. This continues until the earlier of, the date all of the shares of Common Stock reserved under the ESPP have been sold, or the date the ESPP terminates. An option will immediately expire after the participant’s termination of employment for any reason other than death. In the event of the participant’s death, the option may be transferred by the participant’s will or the laws of descent and distribution. The Board of Directors may terminate or amend the ESPP at any time; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of Common Stock, increase the maximum number of shares of Common Stock purchasable under the ESPP or change the description of employees or classes of employees eligible to receive options under the ESPP. No termination or amendment of the ESPP may adversely affect the rights of a participating employee with respect to any option held by the participating employee prior to such termination or amendment.

Federal Income Tax Consequences

The description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the Federal income tax laws.

There are no Federal income tax consequences to the Company or to the participant upon the grant or exercise of an option acquired under the ESPP. Employees will recognize income when they sell or dispose of the shares and the tax consequences generally depend on how long the employee holds the shares.

If the participant holds shares of Common Stock purchased pursuant to the exercise of an ESPP option for at least two years after the date the option was granted and at least one year after the exercise of the option, a “qualifying” disposition, the subsequent sale of the shares of Common Stock will give rise to ordinary income in an amount equal to the lesser of no more than a 15% discount or the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid for the Common Stock. Any additional gain or loss recognized on the disposition of the stock will be long-term capital gain or loss. The Company will not have a deductible expense as a result of the purchase of stock under the ESPP unless there is a “disqualifying” disposition, as described in the next paragraph.

In contrast, if the participant sells the shares of Common Stock within two years after the date the option was granted or within one year after the exercise of the option, a “disqualifying” disposition, the participant will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise and the option exercise price. Any additional gain or loss recognized on the disposition of the stock will be a capital gain or loss.

If the Company complies with applicable reporting requirements, and subject to the potential application of Section 162(m) of the Internal Revenue Code, the Company may take a deduction in the amount of any ordinary income recognized by the employee.

New Plan Benefits

The following table sets forth the number of shares of Common Stock purchased under the Company’s ESPP during the fiscal year ended June 27, 2009 by each of (i) the officers listed in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, and (iii) all employees of the Company, including all other current officers, as a group. The Company’s non-employee directors, including each of the nominees for election as a director, do not participate in the Company’s ESPP.

The Amended and Restated 1995 Employee Stock Purchase Plan

Employees	Number of Shares
Thomas H. Reslewic	1,902
Sean B. O’Connor	6,059
David C. Graef	1,991
All current executive officers as a group	5,579
All employees, including all current officers who are not executive officers, as a group	182,498

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTEREST OF LeCROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be Issued Upon Exercise of Outstanding Options or Restricted Stock Awards (a)		Weighted Average Exercise Price of Outstanding Options (b)	* Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	2,599,289	(1)	$7.14	1,575,115	(2)
Equity compensation plans not approved by stockholders	78,889	(3)	$16.83	—

Total	2,678,178		$7.45	1,575,115

*	See below, “Securities Available for Future Issuance Under Equity Compensation” table for further Plan details.
(1)	Includes 2,347,505 shares to be issued upon exercise of outstanding options and 251,784 shares to be issued upon vesting of outstanding restricted stock awards.
(2)	This number excludes the 93,230 shares of common stock reserved for issuance under the Employee Stock Purchase Plan (ESPP).
(3)	These shares relate to the 2004 Employment Inducement Plan established in connection with the acquisition and merger of Computer Access Technology Corporation on October 29, 2004.

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Name	Number of Options/Shares Available for Grant
2003 Stock Incentive Plan (1)	11,701
1998 Non-Employee Director Stock Option Plan (2)	206,640
2008 Stock Incentive Plan	1,356,774

Total	1,575,115

(1)	The 2003 Stock Incentive Plan provides for the grant of stock options and restricted stock awards. Each share issued as a Restricted Stock Award and all other Awards other than Options will consume 1.7 shares of the total number of shares available for issuance under the Plan, which results in a grant of 6,883 Restricted Stock Awards.
(2)	Under the 1998 Non-Employee Director Stock Option Plan only Options remain available for grant.
(3)	The 2008 Stock Incentive Plan provides for the grant of stock options and restricted stock awards. Each share issued as a Restricted Stock Award and all other Awards other than Options will consume 1.85 shares of the total number of shares available for issuance under the Plan, which results in a grant of 733,391 Restricted Stock Awards.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

LeCroy’s Audit Committee reports to and acts on behalf of the Board of Directors. The Audit Committee provides oversight of the Company’s independent registered public accounting firm along with the Company’s financial management and financial reporting procedures. The Audit Committee is comprised of directors who meet the independence requirements for board members prescribed by NASDAQ listing standards and the SEC. The Audit Committee operates under the guidelines of a written charter adopted by the Board of Directors which is available in the investor relations section of the Company’s website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

The Company’s management has responsibility for preparing the Company’s financial statements and the Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing those financial statements. In this context, the Audit Committee met with management and KPMG LLP to review and discuss the Company’s audited financial statements. The Company’s management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles.

The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 114, “Auditor’s Communications with Those Charged with Governance” and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included matters relating to its judgments about the quality, as well as the acceptability, of the Company’s accounting principles utilized, the reasonableness of significant accounting judgments as applied in its financial reporting and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

We have received and reviewed the written disclosures and the communications from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, and have discussed with the independent registered public accounting firm its independence. We have considered whether the provision of non-audit services performed by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. Additionally, the Committee reviewed and pre-approved all fees paid to the registered public accounting firm. These fees are disclosed in the next section of the Proxy Statement.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 27, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert E. Anderson, Chairman

Norman R. Robertson, Member

Robert W. Chlebek, Member

September 28, 2009

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG LLP (“KPMG”) billed us fees for the following services in fiscal years 2009 and 2008:

	Fiscal Year Ended
	2009	2008
Audit Fees (1)	$655,300	$900,000
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	655,300	900,000
Tax Fees	—	—

Total Fees	$655,300	$900,000

(1)	In fiscal 2009, the amount includes fees for the audit of our consolidated financial statements, statutory audits, quarterly review services, the issuance of consents, debt compliance letters, a preferability letter, along with research and consultation services related to technical matters and the adoption of new accounting guidance. In fiscal 2008, KPMG also invoiced us for the audit of internal control over financial reporting and reviews of and assistance with documents filed with the SEC.

Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by KPMG. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the fees set forth above relate to engagements for which the pre-approval requirement was waived.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of the outstanding shares of the Company’s Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company’s equity securities.

Based solely upon a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons, we believe that all of our directors, executive officers and greater than 10% stockholders have timely filed all reports required under Section 16(a) for fiscal year 2009.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to our bylaws, stockholder proposals submitted for consideration at the annual meeting must be delivered in writing, sent via registered, certified, or express mail to the Corporate Secretary at the principal executive office of the Company not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the release of this proxy statement to stockholders. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, delivered in writing, sent via registered, certified, or express mail, and addressed to the Secretary at our principal executive offices, not less than 120 days and not more than 150 days in advance of the first anniversary of the date of the Company’s proxy statement released to the Stockholders in connection with the previous year’s annual meeting.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. A proposal of a stockholder intended to be presented at the annual stockholders’ meeting to be held in 2010 must be delivered in writing, sent via registered, certified, or express mail, and received at our principal executive offices no earlier than May 2, 2010 and no later than June 1, 2010, if the stockholder making the proposal desires such proposal to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, delivered in writing and sent via registered, certified, or express mail, and addressed to the Secretary at our principal executive offices, no earlier than May 2, 2010 and no later than June 1, 2010.

PROCEDURES FOR SUBMITTING DIRECTOR RECOMMENDATIONS TO THE NOMINATING/GOVERNANCE COMMITTEE

If a stockholder wishes the Nominating/Governance Committee to consider a recommended individual as a candidate for election to the Board of Directors, the stockholder must submit a request and provide the following information:

•	the name and the address of the stockholder making the submission and the name, address, telephone number and social security number of the candidate to be considered;

•

the class or series and number of shares of the Company’s stock that are beneficially owned by the stockholder making the submission, a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected;

•	a copy of the candidate’s resume and references; and

•

an analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria set forth in the Nominating/Governance Committee’s charter (including all regulatory requirements incorporated by references therein).

The foregoing information should be submitted to the Nominating/Governance Committee through the Corporate Secretary, LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Company’s independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Chairman should write to the address below:

Chairman of the Board of Directors

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

Those interested in communicating directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

Office of the Corporate Secretary

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no other matters that will be presented at the Annual Meeting other than that which is set forth herein. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the Annual Meeting.

Upon the written request of any stockholder of record or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the fiscal year ended June 27, 2009, as filed with the SEC. Requests should be directed to the Chief Financial Officer, at the Company’s executive offices, at the above address.

PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE LeCROY ANNUAL MEETING. Most shareholders have the choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE PROXY STATEMENT AND OUR 2009 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT http://www.LeCroy.com/AnnualReportProxy.

Appendix A

LeCroy Corporation

Amended And Restated 1995 Employee Stock Purchase Plan

1. Definitions. As used in this Amended and Restated 1995 Employee Stock Purchase Plan (the “Plan”) of LeCroy Corporation, the following terms have the respective meanings ascribed to them below:

(a) Base Compensation means annual or annualized based compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, and other fringe benefits.

(b) Beneficiary means, with respect to any Participating Employee, the person designated as beneficiary on such Participating Employee’s Membership Agreement or other form provided by the Company for such purpose, or if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

(c) Board means the board of directors of the Company, except that if and for so long as the board of directors of the Company has delegated its authority with respect to the Plan to the Committee pursuant to Section 4, then all references in this Plan to the Board will be deemed to refer to the Committee acting in such capacity.

(d) Code means the Internal Revenue Code of 1986, as amended.

(e) Company means LeCroy Corporation.

(f) Committee means the Compensation Committee of the Board.

(g) Effective Date means the effective date of the Company’s first registration statement to become effective in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(h) Eligible Employee means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Offering Commencement Date.

(i) Employer means, as to any particular Offering Period, the Company and any Related Corporation that is designated by the Board as a corporation whose Eligible Employees are to receive Options as of that Period’s Offering Commencement Date.

(j) Market Value means, as of the Offering Commencement Date of the first Offering Period under this Plan, the initial public offering price at which shares of Stock are offered to the public, as specified in the Company’s registration statement referred to above, and as of any other particular date, (i) if the Stock is listed on a national securities exchange, the closing price of the Stock on such exchange on such date, (ii) if the Stock is not listed on a national securities exchange but is quoted through the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System or any successor thereto, the last sale price of the Stock so quoted on such date, and (iii) if the Stock is not listed on a national securities exchange or quoted through the NASDAQ National Market System or any successor thereto, but is quoted through NASDAQ other than through the National Market System, or is otherwise publicly traded, the average of the closing bid and asked prices of the Stock so quoted or otherwise reported on such date.

(k) Membership Agreement means an agreement whereby a Participating Employee authorizes an Employer to withhold payroll deductions from his or her Base Compensation.

(I) Offering Commencement Date means the first business day of an Offering Period on which Options are granted to Eligible Employees.

(m) Offering Period means (i) in the case of the initial Offering Period hereunder, the period running from the Effective Date to April 30, 1996, and (ii) in the case of each subsequent Offering Period, a semi-annual period running from May 1 to the next following October 31 or from November 1 to the next following April 30 during which options will be offered under the Plan pursuant to a determination by the Board.

(n) Offering Termination Date means the last business day of an Offering Period, on which Options must, if ever, be exercised.

(o) Option means an option to purchase shares of Stock granted under the Plan.

(p) Option Shares means shares of Stock purchasable under an option.

(q) Participating Employee means an Eligible Employee to whom an Option is granted.

(r) Plan means this Amended and Restated 1995 Employee Stock Purchase Plan of the Company, as amended from time to time.

(s) Related Corporation means any corporation that is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

(t) Stock means the common stock, $0.01 par value per share, of the Company.

2. Purpose of the Plan. The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide an additional incentive for the employees to promote the success of the business of the Company and any Related Corporations. It is intended that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

3. Term of the Plan. The Plan will become effective on the Effective Date. No Option may be granted under the Plan after November 30, 2015.

4. Administration of the Plan. The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan. The Plan will be administered by the Board. The Board will determine which semi-annual periods will be Offering Periods in accordance with Section 8, and which (if any) Related Corporations will be Employers as to each Offering Period. The Board will have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations of the Board under the Plan will be final and binding as to all persons having or claiming any interest in or arising out of the Plan, including the Company, its stockholders, and any and all Participating Employees. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter until such delegation is revoked by the Board all powers under the Plan delegated to the Committee will be exercised by the Committee.

5. Termination and Amendment of the Plan. The Board may terminate or amend the Plan at any time; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of Stock, increase the maximum number of shares of Stock purchasable under the Plan or change the description of employees or classes of employees eligible to receive Options. Without limiting the generality of the foregoing, but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Offering Periods and to make all required conforming changes to the Plan. No termination or amendment of the Plan may adversely affect the rights of a Participating Employee with respect to any Option held by the Participating Employee prior to such termination or amendment.

6. Shares of Stock Subject to the Plan. No more than an aggregate of 1,860,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan (subject to automatic proportionate adjustment in the event of any other stock dividend, stock split, stock combination, recapitalization, or other similar event affecting the Common Stock and occurring after September 16, 2003). Shares to be delivered upon exercise of Options may be either shares of Stock that are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will become available for other Options granted under the Plan. At all times during which Options are outstanding, the Company will reserve and keep available sufficient shares of Stock to cover the exercise in full of such Options, and will pay all fees and expenses incurred by the Company in connection therewith.

7. Persons Eligible to Receive Options. Each employee of an Employer will be granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

(a) The employee is customarily employed by an Employer for more than twenty hours per week and for more than five months per calendar year.

(b) The employee will not, after grant of the Option, own Stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code will apply in determining the Stock ownership of the employee, and Stock that the employee may purchase under outstanding options will be treated as Stock owned by the employee.

(c) Upon grant of the Option, the employee’s rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate exceeding $25,000 of Market Value of Stock (determined as of the grant date) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase Stock will be determined in accordance with Section 423(b)(8) of the Code.

8. Offering Commencement Dates. Options will be granted on the first business day of the period running from the Effective Date to April 30, 1996, and of each semi-annual period running from May 1 to the next following October 31 or from November 1 to the next following April 30 that is designated by the Board as an Offering Period. Following the initial Offering Period under the Plan (i.e., the period running from the Effective Date to April 30, 1996), all Succeeding semi-annual periods described above will be deemed Offering Periods without need of further Board action unless and until contrary action will have been taken by the Board prior to the beginning of what would otherwise be an Offering Period.

9. Terms and Conditions of Options.

9.1 General. All Options granted on a particular Offering Commencement Date will comply with the terms and conditions set forth in Sections 9.2 through 9.11. Subject to Sections 7(c) and 9.9, each Option granted on a particular Offering Commencement Date will entitle the Participating Employee to purchase that number of shares of Stock equal to the result of $12,500 (or such lesser amount as is selected by the Board, prior to the applicable Offering Commencement Date, and applied uniformly during the Offering Period then beginning) divided by the Market Value of one such share on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number.

9.2 Purchase Price. The purchase price of each Option Share will be no more than 85% of the lesser of (a) the Market Value of a share of Stock as of the Offering Commencement Date or (b) the Market Value of a share of Stock as of the Offering Termination Date.

9.3 Restrictions on Transfer.

(a) Options may not be transferred otherwise than by will or pursuant to applicable laws of descent and distribution. During the lifetime of a Participating Employee, such Participating Employee’s Options may not be exercised by anyone other than such Participating Employee.

(b) The Optionee will agree in the Membership Agreement to notify the Company of any transfer of Option Shares within two years of the Offering Commencement Date for such Option Shares. The Company will have the right to place a legend on all stock certificates representing Option Shares instructing the transfer agent to notify the Company of any transfer of such Option Shares. The Company will also have the right to place a legend on all stock certificates representing Option Shares setting forth or referring to the restriction on transferability of such Option Shares.

9.4 Expiration. Each Option will expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Sections 9.5 or 9.6.

9.5 Termination of Employment of Optionee. If a Participating Employee ceases for any reason (other than death) to be continuously employed by an Employer, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option will immediately expire, and the Participating Employee’s accumulated payroll deductions will be returned by the Company. For purposes of this Section 9.5, a Participating Employee will be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose that does not exceed the longer of ninety days or the period during which the Participating Employee’s reemployment rights are guaranteed by statute (including without limitation the Veterans Reemployment Rights Act or similar statue relating to military service) or by contract. If the Participating Employee does not return to active employment prior to the termination of such period, his or her employment will be deemed to have ended on the ninety-first day of such leave of absence (or such longer period guaranteed by statute or by contract as provided above).

9.6 Death of Optionee. If a Participating Employee dies, his or her Beneficiary will be entitled to withdraw the Participating Employee’s accumulated payroll deductions, or to purchase shares on the Offering Termination Date to the extent that the Participating Employee would be so entitled had he or she continued to be employed by an Employer. The number of shares purchasable will be limited by the amount of the Participating Employee’s accumulated payroll deductions as of the date of his or her death. Accumulated payroll deductions will be applied by the Company toward the purchase of shares only if the Participating Employee’s Beneficiary submits to the Employer not later than the Offering Termination Date a written request that the deductions be so applied. Accumulated payroll deductions not withdrawn or applied to the purchase of shares will be delivered by the Company to the Beneficiary within a reasonable time after the Offering Termination Date.

9.7 Capital Changes Affecting the Stock. In the event that, between the Offering Commencement Date and the Offering Termination Date with respect to an Option, a stock dividend is paid or becomes payable in respect of the Stock, or there occurs a split-up or contraction in the number of shares of Stock, the number of shares of Stock for which the Option may thereafter be exercised and the price to be paid for each such share will both be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Participating Employee will be entitled on the Offering Termination Date to receive shares of Stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock that would result in a par value exceeding the exercise price under an outstanding Option, the Company will notify the affected Participating Employee of such proposed recapitalization immediately upon its being recommended by the Board to the Company’s shareholders, after which the Participating Employee will have the right to exercise his or her Option prior to such recapitalization; if the Participating Employee fails to exercise the Option prior to recapitalization, the exercise price under the Option will be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option will terminate, but the Participating Employee will have the right to exercise his or her Option prior to such dissolution or liquidation.

9.8 Payroll Deductions. A Participating Employee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Company at least 15 days prior to the beginning of such Offering Period a Membership Agreement indicating a percentage (which will be a full integer between one and ten, inclusive) of his or her Base Compensation that is to be withheld each pay period (not to exceed an aggregate of $12,500 in any Offering Period). No Participating Employee will be permitted to change the percentage of Base Compensation withheld during an Offering Period. However, not more than once per Offering Period the Participating Employee may cancel his or her Agreement, and withdraw all (but not less than all) of his or her accumulated payroll deductions, by submitting a written request therefore to the Company not later than the close of business on the Offering Termination Date. The percentage of Base Compensation withheld may be changed from one Offering Period to another.

9.9 Exercise of Options. On the Offering Termination Date the Participating Employee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or if less, the maximum number of shares subject to the Option as provided in Section 9.1, provided that:

(a) If the total number of shares that all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares that may be purchased under the Plan pursuant to Section 6, the number of shares that each Optionee is permitted to purchase will be decreased pro rata based on the Participating Employee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

(b) If the number of shares purchasable includes a fraction, such number will be adjusted to the next smaller whole number and the purchase price will be adjusted accordingly. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date will be automatically applied by the Company toward the purchase of Option Shares, or to the extent in excess of the aggregate purchase price of the shares then purchasable by the Participating Employee, refunded to the Participating Employee, except that where such excess is less than the purchase price for a single share of Stock on the Offering Termination Date, such excess will not be refunded but instead will be carried over and applied to the purchase of shares in the first following Offering Period (subject to the possibility of withdrawal by the Participating Employee during such Offering Period in accordance with the terms of the Plan).

9.10 Delivery of Stock. Except as provided below, within a reasonable time after the Offering Termination Date, the Company will deliver or cause to be delivered to the Participating Employee a certificate or certificates for the number of shares purchased by the Participating Employee or some or all the shares can be uncertificated. A stock certificate representing the number of Shares purchased will be issued in the participant’s name only, or if his or her Membership Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises will require that the Company or the Participating Employee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares will be postponed until the necessary action will have been completed, which action will be taken by the Company at its own expense, without unreasonable delay: The Optionee will have no rights as a shareholder in respect of shares for which he or she has not received a certificate or shares issued uncertificated.

9.11 Return of Accumulated Payroll Deductions. In the event that the Participating Employee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, or death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount will be returned by the Company to the Participating Employee or the Beneficiary, as the case may be, not later than within a reasonable time following the Offering Termination Date applicable to the Option Period in which such deductions were taken. Accumulated payroll deductions held by the Company will not bear interest nor will the Company be obligated to segregate the same from any of its other assets.

Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on November 17, 2009.
Vote by Internet
• Log on to the Internet and go to http://www.lecroy.com/AnnualReportProxy
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.
There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the election of the listed nominees.

1. Election of Directors

	For	Withhold		For	Withhold
01 - William G. Scheerer*	[ ]	[ ]	02 - Allyn C. Woodward, Jr.*	[ ]	[ ]

* Each to be elected as Directors for a term expiring in 2012 (as set forth in the Proxy Statement).

For	Against	Abstain

2.   To approve amendments to the Company’s Amended and Restated 1995 Employee Stock Purchase Plan to extend the termination date of the plan to November 30, 2015 and to increase by 800,000 shares the number of shares of Common Stock reserved for issuance under the plan.

[ ]	[ ]	[ ]

B Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.	[ ]

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as Executor, Administrator, Trustee or Guardian, etc., please add your full title. This proxy votes all shares held in all capacities.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – LECROY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeCroy Corporation hereby appoints each of Sean B. O’Connor and Roger D. Feldman, as the undersigned’s attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name of and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Wednesday, November 18, 2009, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present. WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE GIVEN, THE PROXIES WILL VOTE (1) “FOR” THE ELECTION OF ALL LISTED NOMINEES AS LISTED ON THE REVERSE SIDE OF THIS CARD, (2) “FOR” proposal 2 and (3) IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. CONTINUED AND TO BE SIGNED ON REVERSE SIDE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.